Exhibit 99.1

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Media:
Leticia Lowe
Phone 713.207.7702
Investors:
Carla Kneipp
Phone 713.207.6500

For Immediate Release	Page 1 of 5

CenterPoint Energy reports second quarter 2014

earnings of $0.25 per diluted share

—	Utility performance in-line with expectations despite milder weather
—	$1.4 billion annual capital investment program on track
—	Continued robust customer growth
—	Reaffirms 2014 Utility Operations guidance of $0.72 to $0.76 and increases full year consolidated guidance to $1.14 to $1.21

Houston, TX – August 6, 2014 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $107 million, or $0.25 per diluted share, for the second quarter of 2014, compared to a net loss of $100 million, or $0.23 per diluted share the previous year. Second quarter 2013 results included two unusual items related to the May 1, 2013, formation of the midstream partnership: (i) a $225 million, non-cash deferred tax charge and (ii) $10 million of partnership formation expenses. Excluding these items, the second quarter 2013 net income would have been $131 million, or $0.30 per diluted share.

Operating income for the second quarter and for the six months ended June 30, 2014 was $186 million and $481 million, respectively. Following the May 1, 2013, formation of Enable Midstream Partners, CenterPoint Energy reports its investment in midstream operations as equity income rather than operating income. As a result, operating income for the second quarter of 2014 is not comparable to prior results.

“I am pleased with our company’s strong operating and financial performance for the quarter despite milder weather,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “We continue to execute our strategy focused on robust organic utility capital investment which supports the strong growth in our service territories, enhanced system reliability and ongoing system upgrades, positioning us well for future earnings growth.”

For the six months ended June 30, 2014, net income was $292 million, or $0.68 per diluted share. This compares to net income of $47 million, or $0.11 per diluted share, for the same period of 2013. Excluding the two unusual items noted above, net income would have been $279 million, or $0.65 per diluted share.

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Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $145 million for the second quarter of 2014, consisting of $115 million from the regulated utility operations (TDU) and $30 million related to securitization bonds. Operating income for the second quarter of 2013 was $165 million, consisting of $131 million from the TDU and $34 million related to securitization bonds.

Second quarter 2014 operating income for the TDU benefited from higher revenues associated with continued strong customer growth. This increase was more than offset by milder weather, higher operating and maintenance expenses and higher depreciation expense.

Operating income for the six months ended June 30, 2014, was $250 million, consisting of $190 million from the TDU and $60 million related to securitization bonds. Operating income for the same period of 2013 was $249 million, consisting of $180 million from the TDU and $69 million related to securitization bonds.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $30 million for the second quarter of 2014, compared to $25 million for the same period of 2013. Second quarter 2014 operating income benefited from higher revenues associated with rate changes, colder than normal weather and increased economic activity across its footprint, including customer growth. These revenue improvements were partially offset by higher operating and maintenance expenses, depreciation and taxes.

Operating income for the six months ended June 30, 2014, was $192 million, compared to $164 million for the same period of 2013.

Energy Services

The energy services segment reported operating income of $11 million for the second quarter of 2014, compared to $3 million for the same period of 2013. Second quarter 2014 operating income included a mark-to-market gain of $6 million, the same amount as last year. The increase in operating income was due to improved margins, decreased fixed transportation costs and basis volatility early in the quarter due to an extended winter.

Operating income for the six months ended June 30, 2014, was $37 million, compared to $10 million for the same period of 2013.

Midstream Investments

For the second quarter of 2014, CenterPoint Energy reported equity income of $71 million. See Enable Midstream’s earnings press release issued on August 5, 2014, for detailed results of operations.

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Dividend Declaration

On July 24, 2014, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2375 per share of common stock payable on September 10, 2014, to shareholders of record as of the close of business on August 15, 2014.

Guidance for 2014

CenterPoint Energy reaffirmed its earnings estimate for 2014 Utility Operations to be in the range of $0.72 to $0.76 per diluted share. The Utility Operations guidance range considers performance to date and significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, any impact to earnings from the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market accounting in the company’s energy services business.

The company revised its 2014 earnings estimate from Midstream Investments to be in the range of $0.42 to $0.45 per diluted share. In providing guidance, the company takes into account Enable’s most recent public forecast, effective tax rates, the amortization of our basis difference in Enable and other factors.

On a consolidated basis, CenterPoint Energy increased its earnings estimate for 2014 on a guidance basis to be in the range of $1.14 to $1.21 per diluted share.

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2014 annual earnings guidance

	Quarter Ended June 30, 2014		Six Months Ended June 30, 2014

	Net Income (in millions)	EPS	Net Income (in millions)	EPS

Consolidated as reported	$107	$0.25	$292	$0.68
Midstream Investments	(44)	(0.11)	(101)	(0.24)

Utility Operations (1)	63	$0.14	191	$0.44

Timing effects impacting CES(2):
Mark-to-market (gain) losses	(4)	$(0.01)	(7)	$(0.02)

ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	(47)	$(0.11)	(27)	$(0.06)
Indexed debt securities	32	$0.08	5	$0.01

Utility operations earnings on an adjusted guidance basis	$44	$0.10	$162	$0.37

Per the basis used in providing 2014 earnings guidance:
Utility Operations on a guidance basis	$44	$0.10	$162	$0.37
Midstream Investments	44	0.11	101	0.24

2014 Consolidated on guidance basis	$88	$0.21	$263	$0.61

(1)  CenterPoint earnings excluding Midstream Investments

(2)  Energy Services segment

(3)  Time Warner Inc., Time Warner Cable Inc., AOL Inc. and Time Inc.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2014. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Wednesday, August 6, 2014, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 8,500 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

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Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investors page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials; (8) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (9) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (10) the impact of unplanned facility outages; (11) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (12) changes in interest rates or rates of inflation; (13) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (14) actions by credit rating agencies; (15) effectiveness of CenterPoint Energy’s risk management activities; (16) inability of various counterparties to meet their obligations; (17) non-payment for services due to financial distress of CenterPoint Energy’s customers; (18) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (19) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (21) CenterPoint Energy’s ability to control costs; (22) the investment performance of pension and postretirement benefit

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plans; (23) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (24) acquisition and merger activities involving CenterPoint Energy or its competitors; (25) future economic conditions in regional and national markets and their effects on sales, prices and costs; (26) the performance of Enable, the amount of cash distributions CenterPoint Energy receives from Enable, and the value of its interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (E) the demand for natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; and (27) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and June 30, 2014, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues:
Electric Transmission & Distribution	$698	$656	$1,327	$1,188
Natural Gas Distribution	532	529	2,019	1,580
Energy Services	676	628	1,760	1,225
Interstate Pipelines	-	54	-	186
Field Services	-	55	-	196
Other Operations	3	3	7	6
Eliminations	(25)	(31)	(66)	(99)

Total	1,884	1,894	5,047	4,282

Expenses:
Natural gas	880	880	2,923	2,104
Operation and maintenance	469	446	948	930
Depreciation and amortization	256	253	491	493
Taxes other than income taxes	93	92	204	200

Total	1,698	1,671	4,566	3,727

Operating Income	186	223	481	555

Other Income (Expense) :
Gain on marketable securities	72	30	42	104
Loss on indexed debt securities	(50)	(27)	(7)	(78)
Interest and other finance charges	(89)	(85)	(173)	(183)
Interest on transition and system restoration bonds	(30)	(34)	(60)	(69)
Equity in earnings of unconsolidated affiliates	71	37	162	42
Other - net	9	-	18	6

Total	(17)	(79)	(18)	(178)

Income Before Income Taxes	169	144	463	377

Income Tax Expense	62	244	171	330

Net Income (Loss)	$107	$(100)	$292	$47

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Basic Earnings (Loss) Per Common Share	$0.25	$(0.23)	$0.68	$0.11

Diluted Earnings (Loss) Per Common Share	$0.25	$(0.23)	$0.68	$0.11

Dividends Declared per Common Share	$0.2375	$0.2075	0.4750	$0.4150

Weighted Average Common Shares Outstanding (000):
- Basic	429,773	428,571	429,470	428,268
- Diluted	431,409	430,554	431,106	430,246

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$115	$131	$190	$180
Transition and System Restoration Bond Companies	30	34	60	69

Total Electric Transmission & Distribution	145	165	250	249
Natural Gas Distribution	30	25	192	164
Energy Services	11	3	37	10
Interstate Pipelines	-	20	-	72
Field Services	-	20	-	73
Other Operations	-	(10)	2	(13)

Total	$186	$223	$481	$555

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution

	Quarter Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2014	2013	Fav/(Unfav)	2014	2013	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$554	$513	8%	$1,056	$934	13%
Transition and system restoration bond companies	144	143	1%	271	254	7%

Total	698	656	6%	1,327	1,188	12%

Expenses:
Operation and maintenance	300	246	(22%)	588	484	(21%)
Depreciation and amortization	83	79	(5%)	164	158	(4%)
Taxes other than income taxes	56	57	2%	114	112	(2%)
Transition and system restoration bond companies	114	109	(5%)	211	185	(14%)

Total	553	491	(13%)	1,077	939	(15%)

Operating Income	$145	$165	(12%)	$250	$249	-

Operating Income:
Electric transmission and distribution operations	$115	$131	(12%)	$190	$180	6%
Transition and system restoration bond companies	30	34	(12%)	60	69	(13%)

Total Segment Operating Income	$145	$165	(12%)	$250	$249	-

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	6,981,075	7,233,064	(3%)	12,263,459	11,790,963	4%
Total	20,608,379	20,773,110	(1%)	38,327,190	37,134,121	3%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	87%	92%	(5%)	83%	92%	(9%)
Heating degree days	205%	343%	(138%)	138%	92%	46%

Number of metered customers - end of period:
Residential	2,008,293	1,964,338	2%	2,008,293	1,964,338	2%
Total	2,272,293	2,224,036	2%	2,272,293	2,224,036	2%

	Natural Gas Distribution

	Quarter Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2014	2013	Fav/(Unfav)	2014	2013	Fav/(Unfav)
Results of Operations:
Revenues	$532	$529	1%	$2,019	$1,580	28%
Natural gas	251	268	6%	1,290	924	(40%)

Gross Margin	281	261	8%	729	656	11%

Expenses:
Operation and maintenance	168	160	(5%)	355	330	(8%)
Depreciation and amortization	49	46	(7%)	97	91	(7%)
Taxes other than income taxes	34	30	(13%)	85	71	(20%)

Total	251	236	(6%)	537	492	(9%)

Operating Income	$30	$25	20%	$192	$164	17%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	21	25	(16%)	128	105	22%
Commercial and Industrial	55	56	(2%)	151	142	6%

Total Throughput	76	81	(6%)	279	247	13%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	141%	164%	(23%)	128%	108%	20%

Number of customers - end of period:
Residential	3,080,462	3,051,621	1%	3,080,462	3,051,621	1%
Commercial and Industrial	246,055	244,215	1%	246,055	244,215	1%

Total	3,326,517	3,295,836	1%	3,326,517	3,295,836	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services

	Quarter Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2014	2013	Fav/(Unfav)	2014	2013	Fav/(Unfav)
Results of Operations:
Revenues	$676	$628	8%	$1,760	$1,225	44%
Natural gas	653	612	(7%)	1,698	1,190	(43%)

Gross Margin	23	16	44%	62	35	77%

Expenses:
Operation and maintenance	10	11	9%	22	22	-
Depreciation and amortization	1	1	-	2	2	-
Taxes other than income taxes	1	1	-	1	1	-

Total	12	13	8%	25	25	-

Operating Income	$11	$3	267%	$37	$10	270%

Energy Services Operating Data:
Throughput data in BCF	139	137	1%	323	299	8%

Number of customers - end of period	17,746	17,190	3%	17,746	17,190	3%

	Other Operations

	Quarter Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2014	2013	Fav/(Unfav)	2014	2013	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	-	$7	$6	17%
Expenses	3	13	77%	5	19	74%

Operating Income (Loss)	$-	$(10)	100%	$2	$(13)	115%

Capital Expenditures by Segment (Millions of Dollars) (Unaudited)
	Quarter Ended June 30,			Six Months Ended June 30,
	2014	2013		2014	2013
Capital Expenditures by Segment
Electric Transmission & Distribution	$183	$182		$370	$325
Natural Gas Distribution	147	120		230	186
Energy Services	1	2		2	3
Interstate Pipelines	-	9		-	29
Field Services	-	7		-	16
Other Operations	12	8		27	19

Total	$343	$328		$629	$578

Interest Expense Detail (Millions of Dollars) (Unaudited)
	Quarter Ended June 30,			Six Months Ended June 30,
	2014	2013		2014	2013
Interest Expense Detail
Amortization of Deferred Financing Cost	$7	$7		$13	$14
Capitalization of Interest Cost	(3)	(2)		(6)	(4)
Transition and System Restoration Bond Interest Expense	30	34		60	69
Other Interest Expense	85	80		166	173

Total Interest Expense	$119	$119		$233	$252

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	June 30, 2014	December 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$206	$208
Other current assets	2,323	2,450

Total current assets	2,529	2,658

Property, Plant and Equipment, net	9,979	9,593

Other Assets:
Goodwill	840	840
Regulatory assets	3,519	3,726
Investment in unconsolidated affiliates	4,517	4,518
Other non-current assets	536	535

Total other assets	9,412	9,619

Total Assets	$21,920	$21,870

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$42	$43
Current portion of transition and system restoration bonds long-term debt	363	354
Indexed debt	147	143
Current portion of other long-term debt	200	-
Other current liabilities	2,274	2,479

Total current liabilities	3,026	3,019

Other Liabilities:
Accumulated deferred income taxes, net	4,508	4,542
Regulatory liabilities	1,225	1,152
Other non-current liabilities	981	1,011

Total other liabilities	6,714	6,705

Long-term Debt:
Transition and system restoration bonds	2,847	3,046
Other	4,908	4,771

Total long-term debt	7,755	7,817

Shareholders’ Equity	4,425	4,329

Total Liabilities and Shareholders’ Equity	$21,920	$21,870

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30,
	2014	2013

Cash Flows from Operating Activities:
Net income	$292	$47
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	505	509
Deferred income taxes	13	257
Changes in net regulatory assets	46	56
Changes in other assets and liabilities	(143)	(84)
Other, net	(1)	5

Net Cash Provided by Operating Activities	712	790

Net Cash Used in Investing Activities	(659)	(625)

Net Cash Used in Financing Activities	(55)	(314)

Net Decrease in Cash and Cash Equivalents	(2)	(149)

Cash and Cash Equivalents at Beginning of Period	208	646

Cash and Cash Equivalents at End of Period	$206	$497

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.